Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of American Beacon
Funds
In planning and performing our audits of the financial statements of American Beacon Funds (comprised of American Beacon AHL
Managed Futures Strategy Fund, American Beacon Bahl & Gaynor
Small Cap Growth Fund, American Beacon Bridgeway Large Cap
Growth Fund, American Beacon Bridgeway Large Cap Value Fund,
American Beacon Ionic Strategic Arbitrage Fund, American Beacon
Stephens Mid-Cap Growth Fund and American Beacon Stephens
Small Cap Growth Fund) as of and for the year ended December 31,
2017, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered American
Beacon Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of American Beacon Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of American Beacon Funds is responsible for
establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3)
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of American
Beacon Funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the American Beacon Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in American
Beacon Funds internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of December
31, 2017.
This report is intended solely for the information and use of management and the Board of Trustees of American Beacon Funds
and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
/s/ Ernst & Young LLP
Dallas, Texas
February 28, 2018